REPRESENTATIVE

                      DIRECTOR INDEMNIFICATION AGREEMENT


      THIS AGREEMENT is made and effective as of this ____ day of __________, 1999, between Stilwell Financial, Inc., a Delaware corporation
("Corporation") and ______________ ("Director").

     WHEREAS, Director is a member of the Board of Directors of Corporation and in such capacity may be exposed to risks of undue personal liability; and

     WHEREAS, the Amended and Restated Certificate of Incorporation (the "Certificate") of the Corporation, which requires the Corporation to indemnify and advance expenses to Director to the fullest extent permitted by the Delaware General Corporation Law, is subject to change by amendment; and

     WHEREAS, the directors' and officers' liability insurance obtained by the Corporation may not provide complete protection to Director against all risks of undue personal liability; and

     WHEREAS, Director is serving the Corporation in part in reliance upon the continued availability of effective protection against undue personal liability arising out of or in connection with Director's service to the Corporation; and

     WHEREAS, to supplement the Corporation's directors' and officers' liability insurance and to provide Director with specific contractual assurance that the protection provided by the Corporation's Certificate will continue to be available to Director regardless of, among other things, an amendment of the Certificate or a change in management or control of the Corporation, the Corporation has agreed to enter into this Agreement;

     NOW, THEREFORE, in consideration of the above premises and of Director's continued service to the Corporation, the parties hereto agree as follows:

     1. 	 INDEMNITY OF DIRECTOR.  In the event Director was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director, officer, employee, agent, trustee, committee member or representative of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent, trustee, committee member or representative of another corporation or other entity, including, without limitation, any Subsidiary (as defined in the Certificate), partnership, joint venture, limited liability company, limited liability partnership, unincorporated organization or similar company, trust or other enterprise, including service with respect to any employee benefit plan, whether the basis of such Proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee, agent, trustee, committee member or representative (an
"Indemnifiable Event"), Director shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by reason of Director acting in any such capacity; PROVIDED, HOWEVER, that with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify Director in connection with a Proceeding (or part thereof) initiated by Director only if such Proceeding (or part thereof) is conducted as provided in Section 3 below or if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     2. 	 ADVANCEMENT OF EXPENSES.  The right to indemnification conferred in Section 1 hereof shall include the right to have the Corporation pay the expenses incurred in defending any Proceeding in advance of its final disposition (an "Advancement of Expenses"); PROVIDED, HOWEVER, that, if the Delaware General Corporation Law so requires, an Advancement of Expenses incurred by Director shall be made only upon delivery to the Corporation of an undertaking (an "Undertaking"), by or on behalf of Director, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final
Adjudication"), that Director is not entitled to be indemnified for such expenses under this Section or otherwise.

     3.	  ENFORCEMENT.  If a claim under Section 1 hereof is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, or a claim under Section 2 hereof for an Advancement of Expenses is not paid in full by the Corporation within twenty
(20) days after a written claim has been received by the Corporation, Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, Director shall also be entitled to be paid the expense of prosecuting or defending such suit, including any reasonable attorneys' fees. In any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that Director has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment). Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of Director is proper in the circumstances because Director has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that Director has not met such applicable standard of conduct, shall create a presumption that Director has not met the applicable standard of conduct or, in the case of such a suit brought by Director, be a defense to such suit. In any suit brought by Director to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that Director is not entitled to be indemnified, or to such Advancement of Expenses, under this Article or otherwise shall be on the Corporation.

     4. 	 CHANGE IN CONTROL.

         (a) Upon the Trigger Date (as defined in the Certificate in effect on the date hereof), the Corporation shall seek legal advice concerning the rights of Director to indemnity payments under this Agreement, the Certificate, or any other bylaw or agreement now or hereafter in effect, only from special independent counsel selected by Director and approved by the Corporation (which approval shall not be unreasonably withheld). Such counsel shall not have otherwise performed services for the Corporation (except in connection with similar questions about payments of indemnity), and the Corporation shall not engage such counsel for any purpose other than with respect to rights under this or similar agreements. Such counsel, among other things, shall determine whether and to what extent Director is permitted to be indemnified under applicable law and shall render its written opinion to the Corporation and Director to such effect.

         (b) The Corporation agrees to pay the reasonable fees of the special independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto except for such counsel's willful misconduct or gross negligence.

     5.	  DEFENSE.  The Corporation shall have the right to participate at its own expense in any action, suit, proceeding, inquiry or investigation against Director with respect to an Indemnifiable Event and to assume the defense thereof with counsel satisfactory to Director. Director shall have the right to employ separate counsel in any such action, suit, proceeding, inquiry or investigation and the fees and expenses of such separate counsel shall be borne by Director; provided that, all fees and expenses of such separate counsel shall be borne by the Corporation if: (i) the Corporation shall have authorized the engagement of such separate counsel, (ii) the Corporation shall have failed to employ any counsel to represent Director in such matter, or (iii) such separate counsel shall have reasonably advised Director that there may be a conflict of interest between Director and Corporation in the defense or investigation of such matter.

     6. 	 ADDITIONAL INDEMNITY.  The Corporation shall indemnify Director to the fullest extent permitted by law against any and all expenses
(including attorneys' fees) and, if requested by Director, shall (within twenty business days of such request) advance such expenses to Director, which are incurred in connection with any claim asserted or action brought by Director for (i) indemnification or advance payment of expenses by the Corporation under this Agreement, the Certificate or any other bylaw or agreement hereafter in effect relating to claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Corporation; provided that, if Director ultimately is determined in the manner provided for herein not to be entitled to such indemnification, advance payment of expenses or insurance recovery, Director shall, and Director hereby undertakes to, reimburse the Corporation for all such amounts received by Director promptly after receipt of a written demand therefor from the Corporation.

     7. 	 ADDITIONAL RIGHTS.  The rights of Director hereunder shall be in addition to any other rights Director may have under the Certificate as in effect on the date of this Agreement or the Delaware General Corporation Law or otherwise. To the extent a change in the Delaware General Corporation Law (whether by statute or judicial decision) or in the Certificate permits greater indemnification by agreement than would be afforded currently, it is the intent of the parties hereto that Director shall enjoy by this Agreement the greater benefits afforded by such change.

     8. 	 INSURANCE COVERAGE.  To the extent the Corporation maintains an insurance policy or policies providing directors' and officers' liability insurance, Director shall be covered by such policy or policies, in accordance with the terms thereof, to the maximum extent of the coverage available for any director or officer of the Corporation.

     9. 	 MODIFICATION OF AGREEMENT.  No supplement, modification or
amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof nor shall such waiver constitute a continuing waiver.

     10. 	SUBROGATION.  In the event of payment under this Agreement, the
Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Director. Director shall do everything reasonably necessary to enable the Corporation to secure and enforce such rights, provided any costs incurred by Director in connection therewith shall be advanced or promptly reimbursed by the Corporation.

     11. 	LIMITS OF CORPORATION'S LIABILITY.  The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against Director to the extent Director has otherwise actually received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

     12. 	BINDING EFFECT.  This Agreement shall be binding upon Director and upon the Corporation, its successors and assigns, and shall inure to the benefit of Director, such Director's heirs, personal representatives and assigns and to the benefit of Corporation, its successors and assigns. This Agreement shall continue in effect regardless of whether Director continues to serve the Corporation or any other enterprise at the Corporation's request.

     13. 	SEVERABILITY.  Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, and if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

    14.	GOVERNING LAW.  This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware, without regard to conflicts of law rules or principles which might refer such interpretation or enforcement to the laws of another state or country.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                   STILWELL FINANCIAL, INC.


                                   By -------------------------------
                                   Title: --------------------------


                                    ---------------------------------
                                               		Director

                                  SCHEDULE

                                     TO

              REPRESENTATIVE DIRECTOR INDEMNIFICATION AGREEMENT
              -------------------------------------------------

     In accordance with the instructions to Item 601 of Regulation S-K, this schedule supplements the Representative Director Indemnification Agreement (the "Director Indemnification Agreement"). The Director Indemnification Agreement was entered into by the following individual directors on the following dates. There are no other material differences between the Director Indemnification Agreement and the agreements entered into by such individuals.

     DIRECTOR			                               						DATE
     --------                               									----

Landon H. Rowland						                        	________, 1999

Morton I. Sosland	                        						________, 1999

James E. Barnes	                          						________, 1999

A. Edward Allinson	                        					________, 1999